Exhibit 99.1

 Possis Medical to Present at Two New York Investment Conferences in
                             Late November

    Company Featured at Lazard Conference on Nov. 27, Piper Jaffray
                                Nov. 28


    MINNEAPOLIS--(BUSINESS WIRE)--Nov. 15, 2007--Possis Medical, Inc. (NASDAQ:POSS) today announced that Jules Fisher, chief financial officer, will make presentations at two investment community conferences later this month, including:

    -- Lazard Capital Markets' Fourth Annual Healthcare Conference, on Tuesday, Nov. 27, 2007, at 3 p.m. EST at the New York
        Palace Hotel; and

    --  Piper Jaffray's 19th Annual Health Care Conference, on
        Wednesday, Nov. 28, 2007, at 10:30 a.m. EST at the Pierre
        Hotel.

    Interested parties may gain access to a live audio Webcast of the Piper Jaffray presentation at www.possis.com. The Webcast will be archived on the Possis Website for 30 days.

    About Possis

    Possis Medical, Inc., develops, manufactures and markets pioneering medical devices for the large and growing cardiovascular and vascular treatment markets. The Company's AngioJet System is the world's leading mechanical thrombectomy system with FDA approval to remove thrombus from coronary arteries, coronary bypass grafts, peripheral arteries and veins, A-V grafts and native fistulas.

    CONTACT: Possis Medical, Inc.
             Jules L. Fisher, 763-450-8011
             Vice President, Finance and
             Chief Financial Officer
             Jules.Fisher@possis.com